Exhibit 99

For additional information, contact:
T. Heath Fountain
Executive Vice President and
Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. REPORTS FIRST QUARTER NET INCOME OF
 $3.9 MILLION OR $0.52 PER DILUTED SHARE

COMPANY INCREASES AND EXTENDS ITS STOCK REPURCHASE PLAN,
ADDING 394,000 SHARES TO THE CURRENT AUTHORIZATION

ALBANY, Ga. (April 25, 2013) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter ended March 31, 2013.  Highlights of the Company's results for the first quarter of 2013 include:

•
Net income of $3.9 million or $0.52 per diluted share, up threefold from net income of $971,000 or $0.12 per diluted share for the year-earlier quarter and up 62% from $2.4 million or $0.31 per diluted share for the linked quarter;

•
Excluding special items for each quarter, net income was $2.0 million or $0.27 per diluted share, up 67% from net income of $1.2 million or $0.15 per diluted share for the year-earlier quarter and $1.2 million or $0.16 per diluted share for the linked quarter (see reconciliation of non-GAAP items);

•	Successful completion of the Company's fourth FDIC-assisted acquisition, Frontier Bank ("Frontier") on March 8, 2013, resulting in a $2.5 million bargain purchase gain, net of tax;
•	Loan growth, excluding loans acquired through FDIC-assisted acquisitions, of $18.0 million or 3% on a linked-quarter basis;
•	An increase in loans acquired through FDIC-assisted acquisitions of $64.9 million or 77% on a linked-quarter basis;
•	An increase in the provision for loan losses, excluding FDIC-acquired loans, to $450,000 compared with $400,000 for the year-earlier quarter, but a reduction from $600,000 for the linked quarter;
•
Provision for loan losses of $35,000 for FDIC-acquired loans with approximately 80% of the losses reimbursable by the FDIC versus no provision expense on such loans for the year-earlier quarter and a reduction from $1.9 million for the linked quarter; and

•	Non-performing assets to total assets declined to 1.15% for the first quarter of 2013 compared with 1.75% for the year-earlier quarter and 1.58% for the linked quarter.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer, said, "We are pleased to report another quarter of improved financial results.  The positive results of our focus on efficiency and expense management are coming to fruition.  In addition, the investments we made in our mortgage division and commercial banking network are paying dividends, as evidenced by increased fee income and continued organic loan growth.

"We are also excited about the acquisition of Frontier in an FDIC-assisted transaction completed in the first quarter," Dorminey continued.  "This marks our fourth FDIC-assisted transaction and further demonstrates our ability to successfully execute our expansion strategy and prudently deploy our strong capital base.  We are optimistic about the opportunities for loan growth both in the Birmingham market area as well as the Western Georgia / Eastern Alabama corridor."

-MORE-

HBOS Reports First Quarter 2013 Results

April 25, 2013

Expense Management Initiatives

In connection with the Frontier FDIC-assisted acquisition, the Company plans to close the Vincent, Alabama, branch later in 2013, subject to regulatory approval.  The Company does not expect to experience a significant reduction in customer relationships and will serve these customers from other nearby locations.  Separately, the Company implemented staff reductions related to the Frontier acquisition that will occur during the second and third quarters, resulting in a decrease of approximately $1.6 million from Frontier's pre-acquisition level of personnel expenses.

Commenting on the expense management initiatives in the Frontier acquisition, Heath Fountain, Chief Financial Officer and Chief Administrative Officer, said, "We are confident in our ability to operate the acquired branch network in an efficient and profitable manner.  While we are early in the transition, we believe we will be able to achieve all of our cost-saving targets identified prior to the acquisition."

Capital Management Initiatives

During the first quarter of 2013, the Company repurchased approximately 291,000 shares of common stock at an average price of $14.02 under its stock repurchase program.  With remaining authorization to repurchase approximately 33,000 shares under the current program, which was set to expire in October 2013, unless extended or otherwise completed, the Company's Board of Directors has increased the program by adding 394,000 shares, or 5% of the Company's currently outstanding common stock, and has extended the program for an additional year.  As a result, the Company has a total authorization to repurchase up to approximately 427,000 shares that expires in April 2014, unless the program is extended or completed earlier.

The Company's estimated total risk-based capital ratio at March 31, 2013, was 16.4%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 8.5% as of March 31, 2013.

Looking ahead, the Company intends to maintain its capital strength at the current level to support growth and its acquisition activities.  Accordingly, future stock buybacks and future dividends will be premised largely on the Company's future earnings power rather than a return of capital to stockholders.  As previously announced, it is not currently anticipated that any quarterly dividends will be paid in 2013, but that regular quarterly dividends will be reinstated in 2014.

First Quarter 2013 Results of Operations

The $3.0 million improvement in reported quarterly earnings for the first quarter of 2013 compared with the year-earlier quarter primarily resulted from the following items:

•	Improved net interest income of $3.5 million;
•	Increased non-interest income of $3.0 million; offset by
•	Increased non-interest expense of $2.0 million.

Net interest income for the first quarter of 2013 increased 36% to $13.2 million from $9.7 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to both acquisitions and organic growth and a reduction in the cost of interest-bearing liabilities.  The Company's net interest margin was 5.51% for the first quarter of 2013, a decrease of 86 basis points from 6.37% on a linked-quarter basis, but an increase of 102 basis points over 4.49% in the year-earlier period.  The reduction in the first quarter of 2013 net interest margin on a linked-quarter basis was driven by a decline in the loan yields on the Company's FDIC-assisted loan portfolio, offset in part by a decline in the cost of interest-bearing liabilities as rates continue to reset to lower levels and the Company takes advantage of historically low non-deposit funding.  Excluding purchase accounting adjustments, which include FDIC-assisted loan discount accretion from the net interest margin, the core net interest margin was 3.35% for the first quarter of 2013, an increase of 16 basis points from 3.19% on a linked-quarter basis and 42 basis points from 2.93% for the year-earlier quarter.

-MORE-

HBOS Reports First Quarter 2013 Results

April 25, 2013

In the first quarter of 2013, the Company continued to achieve loan growth, with its loan portfolio increasing $18.0 million organically on a linked-quarter basis and advancing $154.1 million overall compared with the year-earlier quarter.  For the first quarter of 2013, the Company's loan portfolio, including loans acquired through FDIC-assisted acquisitions, totaled $752.9 million, increasing $82.9 million on a linked-quarter basis from $670.0 million and from $562.5 million compared with the year-earlier quarter.  Total deposits stood at $1.1 billion at the end of the first quarter of 2013, up 26% or $226.0 million on a linked-quarter basis from $869.6 million and from $868.7 million compared with the year-earlier quarter.  The linked-quarter increase in deposits was primarily driven by the Frontier acquisition, which accounted for $212.1 million, and the remaining growth resulted in core deposit growth of $34.0 million and wholesale deposit growth of $23.8 million, which was offset in part by $24.5 million in planned time deposit runoff associated with Frontier internet and single service customers and $19.4 million in planned runoff of retail time deposits.

Non-interest income for the first quarter of 2013 increased 109% to $5.8 million from $2.8 million in the year-earlier quarter, primarily driven by a bargain purchase gain recorded on the Frontier FDIC-assisted acquisition of $4.2 million, coupled with solid growth in mortgage banking fees of $1.1 million, which was partially offset by an increase in negative accretion for the FDIC loss-share receivable of $2.5 million.  Non-interest expense for the first quarter of 2013 increased 18% to $12.8 million from $10.8 million in the year-earlier quarter, primarily driven by increased salaries and employment benefits of $894,000 associated with the hiring of 30 employees for the mortgage division, increased acquisition-related expenses of $461,000 related to Frontier, increased equipment and occupancy expense of $342,000 related to the Company's continued efforts to expand the mortgage division, and increased foreclosure expense on FDIC-acquired assets of $259,000.

Accounting for FDIC-Assisted Loans

The Company performs ongoing assessments of the estimated cash flows of its acquired FDIC-assisted loan portfolios.  The fair value of the FDIC-assisted loan portfolios consisted of $65.8 million in covered and $83.3 million in non-covered loans at the end of the first quarter of 2013 compared with $72.4 million in covered and $11.9 million in non-covered loans for the linked quarter.  The principal balance of the FDIC-assisted loan portfolios totaled $234.8 million at the end of the first quarter of 2013 compared with $152.1 million for the linked quarter.  The details of the accounting for the FDIC-assisted loan portfolios for the first quarter of 2013 are as follows:

•	Covered loans acquired in FDIC-assisted acquisitions decreased $6.6 million to $65.8 million;
•	Non-covered loans acquired in FDIC-assisted acquisitions increased $71.5 million to $83.3 million, driven by the Frontier acquisition;
•	The FDIC loss-share receivable associated with covered assets acquired in FDIC-assisted acquisitions decreased $8.7 million to $52.0 million;
•	The negative accretion for the FDIC loss-share receivable was $3.0 million;
•	Provision expense for individually assessed loans acquired in FDIC-assisted acquisitions was $35,000;
•	The non-accretable discount increased $13.6 million to $59.6 million; and
•	The accretable discount increased $4.3 million to $26.1 million.

-MORE-

HBOS Reports First Quarter 2013 Results

April 25, 2013

During the first quarter of 2013, the Company completed the FDIC-assisted acquisition of Frontier without a loss-sharing agreement.  The acquisition added non-covered loans at a principal balance of $98.0 million with a $23.0 million non-accreatable discount and a $1.7 million accretable discount for a fair value balance of $73.3 million as of the acquisition date.

For the first quarter of 2013, provision expense of $35,000 was recorded for loan charge-offs on individually assessed loans acquired in FDIC-assisted acquisitions not provided for by the discount, with approximately 80% of the charge-offs reimbursable by the FDIC.  The provision expense for these loans did not affect the Company's loan loss reserve.  The FDIC loss-share receivable associated with covered FDIC-assisted assets decreased $8.7 million from $60.7 million for the prior quarter to $52.0 million, primarily driven by reimbursements received from the FDIC of $5.6 million and negative accretion of $3.5 million affecting the loss-share receivable asset associated with the improvement in expected cash flows of the loss-share performing portfolios.  A FDIC true-up (clawback) liability was recorded as an expense, which reduced non-interest income for the current quarter by $566,000.  This true-up was driven by an improvement in estimates of expected cash flows for both FDIC-assisted acquisitions covered under loss-sharing agreements.

The non-accretable discount increased to $59.6 million at the end of the first quarter of 2013 from $46.0 million on a linked-quarter basis, primarily driven by the addition of $23.0 million for the Frontier acquired loans, offset by the clearing of $2.2 million of discount in conjunction with the resolution of FDIC-assisted loans and transfers to accretable discount of $7.2 million for the improvement in expected cash flows.  The accretable discount increased to $26.1 million for the first quarter of 2013 from $21.8 million on a linked-quarter basis, primarily driven by the transfer of $7.2 million from the non-accretable discount and the addition of $1.7 million for the Frontier acquired loans, offset in part by loan discount accretion of $4.6 million for the current quarter, which compares with $6.6 million on a linked-quarter basis.

Asset Quality

Total non-performing assets, excluding assets acquired in FDIC-assisted acquisitions, decreased to $15.7 million, or 1.15% of total assets, compared with $17.3 million, or 1.58% of total assets, for the linked quarter and improved from $13.7 million, or 1.75% of total assets, from the year-earlier quarter.  Annualized net charge-offs to average outstanding loans, excluding loans acquired in FDIC-assisted acquisitions, were 0.27% for the first quarter of 2013 compared with 0.05% for the linked quarter and 0.24% for the year-earlier quarter.  Non-performing loans totaled $12.7 million, down from $14.7 million for the linked quarter, but up from $10.7 million for the year-earlier quarter.  Other real estate owned and repossessed assets, excluding assets acquired in FDIC-assisted acquisitions, totaled $3.0 million for the first quarter of 2013, slightly up from $2.7 million for the linked quarter and in line with $3.0 million for the year-earlier quarter.

The provision for loan losses on non-FDIC-acquired loans slightly increased to $450,000 for the first quarter of 2013 from $400,000 for the year-earlier quarter, primarily driven by organic loan growth.  For the first quarter in 2013, the allowance for loan losses represented 1.51% of total loans outstanding, excluding loans acquired in FDIC-assisted acquisitions, versus 1.55% for the linked quarter and 1.70% for the year-earlier quarter.  The improving loan loss allowance is primarily the result of declining criticized and classified assets as a percentage of total loans.

-MORE-

HBOS Reports First Quarter 2013 Results

April 25, 2013

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia, North Central Florida and Eastern Alabama through 29 full-service branch locations, 12 mortgage offices, and 4 investment offices.  As of March 31, 2013, the Company reported total assets of approximately $1.4 billion and total stockholders' equity of approximately $121 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2012 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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HBOS Reports First Quarter 2013 Results

April 25, 2013

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,		Dec. 31,
	2013	2012	2012
Total non-interest income	$5,810	$2,783	$2,873
Gain on sale of securities and securities impairment	–	(42)	(1,285)
Accrual of FDIC acquisitions estimated true-up liability	566	–	219
Gain on acquisitions	(4,188)	–	–
Adjusted non-interest income	$2,188	$2,741	$1,807

Total non-interest expense	$12,790	$10,801	$12,095
Acquisition-related expenses	(792)	(331)	(3)
Adjusted non-interest expense	$11,998	$10,470	$12,092

Net income as reported	$3,928	$971	$2,428
Total adjustments, net of tax*	(1,924)	215	(922)
Adjustment for state tax credits	–	–	(264)
Adjusted net income	$2,004	$1,186	$1,242

Diluted earnings per share	$0.52	$0.12	$0.31
Total adjustments, net of tax*	(0.25)	0.03	(0.15)
Adjusted diluted earnings per share	$0.27	$0.15	$0.16

* The effective tax rate is used for the period presented to determine net of tax amounts.

Net Income and Diluted Earnings Per Share are presented in accordance with Generally Accepted Accounting Principles (GAAP).  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

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HBOS Reports First Quarter 2013 Results

April 25, 2013

HERITAGE FINANCIAL GROUP, INC.
Unaudited Financial Highlights
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Interest income	$15,047	$11,659
Interest expense	1,803	1,935
Net interest income	13,244	9,724
Provision for loan losses	450	400
Provision for loan losses – covered	35	–
Provision for loan losses – non covered	–	–
Net interest income after provision for loan losses	12,759	9,324
Non-interest income	5,810	2,783
Non-interest expense	12,790	10,801
Income before income taxes	5,779	1,306
Income tax expense	1,851	335
Net income	$3,928	$971
Net income per share:
Basic	$0.52	$0.12
Diluted	$0.52	$0.12
Weighted average shares outstanding:
Basic	7,526,344	8,144,382
Diluted	7,528,522	8,145,730
Dividends declared per share	$–	$0.04

	March 31, 2013	Dec. 31, 2012	March 31, 2012
Total assets	$1,370,550	$1,097,506	$1,075,510
Cash and cash equivalents	37,916	23,993	22,438
Interest-bearing deposits in banks	149,216	15,393	47,174
Securities available for sale	267,307	221,406	264,535
Loans	752,866	670,004	562,495
Allowance for loan losses	9,105	9,061	7,629
Total deposits	1,095,559	869,554	868,743
Federal Home Loan Bank advances	97,068	60,000	35,000
Stockholders' equity	120,655	120,649	125,067

-END-

Heritage Financial Group, Inc.	Page 1 of 6
First Quarter 2013 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012
Income Statement Data
Interest income
Loans	$13,369	$10,147
Loans held for sale	504	182
Securities - taxable	866	979
Securities - nontaxable	285	299
Federal funds sold	1	15
Interest-bearing deposits in banks	22	37
Total interest income	15,047	11,659
Interest expense
Deposits	1,054	1,263
Other borrowings	749	672
Total interest expense	1,803	1,935
Net interest income	13,244	9,724
Provision for loan losses	450	400
Provision for loan losses - FDIC acquired covered	35	-
Provision for loan losses - FDIC acquired non covered	-	-
Net interest income after provision for loan losses	12,759	9,324
Non-interest income
Service charges on deposit accounts	1,154	1,020
Bankcard services income	762	824
Other service charges, fees & commissions	99	85
Brokerage fees	481	446
Mortgage banking activities	1,793	689
Bank owned life insurance	202	140
Gain on sale of securities	-	42
Gain on acquisitions	4,188	-
Accretion of FDIC loss-share receivable	(2,963)	(498)
Other	94	35
Total non-interest income	5,810	2,783
Non-interest expense
Salaries and employee benefits	6,430	5,536
Equipment and occupancy	1,666	1,324
Advertising & marketing	187	180
Professional fees	215	238
Information services expenses	1,182	1,052
Gain on sale and write-downs of other real estate owned	(25)	(7)
Loss on sale and write-downs of FDIC acquired other real estate	24	174
Foreclosed asset expenses	215	221
Foreclosed FDIC acquired asset expenses	421	162
FDIC insurance and other regulatory fees	256	245
Acquisition related expenses	792	331
Deposit intangible expense	194	201
Other operating	1,233	1,144
Total non-interest expense	12,790	10,801
Income before taxes	5,779	1,306
Applicable income tax	1,851	335
Net income	$3,928	$971

Weighted average shares - basic	7,526,344	8,144,382
Weighted average shares - diluted	7,528,522	8,145,730

Basic earnings per share	$0.52	$0.12
Diluted earnings per share	0.52	0.12
Cash dividend declared per share	-	0.04

Heritage Financial Group, Inc.	Page 2 of 6
First Quarter 2013 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	March 31,
	2013	2012
Balance Sheet Data (Ending Balance)
Total loans	$752,866	$562,495
Loans held for sale	18,905	4,731
Covered loans	65,815	95,493
Allowance for loan losses	9,105	7,629
Total other real estate owned	13,851	12,092
Covered other real estate owned	9,460	8,445
FDIC loss-share receivable	52,012	82,925
Intangible assets	4,666	4,647
Total assets	1,370,550	1,075,510
Non-interest-bearing deposits	151,709	88,582
Interest-bearing deposits	943,850	780,161
Federal Home Loan Bank advances	97,068	35,000
Federal funds purchased and securities sold under agreement to repurchase	39,393	37,227
Stockholders' equity	120,655	125,067

Total shares outstanding	7,881,260	8,668,752
Unearned ESOP shares	372,511	425,813
Total shares outstanding net of unearned ESOP	7,508,749	8,242,939

Book value per share	$16.07	$15.17
Book value per share including unearned ESOP (non-GAAP)	15.31	14.43
Tangible book value per share (non-GAAP)	15.45	14.61
Tangible book value per share including unearned ESOP (non-GAAP)	14.72	13.89
Market value per share	14.48	11.82

	Three Months Ended
	March 31,
	2013	2012
Average Balance Sheet Data
Average interest-bearing deposits in banks	$43,824	$37,999
Average federal funds sold	1,789	22,363
Average investment securities	237,729	257,863
Average loans	685,388	560,385
Average mortgage loans held for sale	13,827	4,550
Average FDIC loss-share receivable	59,252	84,017
Average earning assets	982,247	883,160
Average assets	1,148,845	1,074,260
Average noninterest-bearing deposits	119,059	84,920
Average interest-bearing deposits	797,146	784,944
Average total deposits	916,205	869,864
Average federal funds purchased and securities sold under agreement to repurchase	34,273	33,822
Average Federal Home Loan Bank advances	65,965	35,000
Average interest-bearing liabilities	797,146	853,766
Average stockholders' equity	120,800	125,503

Performance Ratios
Annualized return on average assets	1.37%	0.36%
Annualized return on average equity	13.01%	3.09%
Net interest margin	5.51%	4.49%
Net interest spread	5.44%	4.46%
Core net interest margin	3.35%	2.93%
Core net interest spread	3.23%	2.79%
Efficiency ratio	80.22%	86.36%

Capital Ratios
Average stockholders' equity to average assets	10.5%	11.7%
Tangible equity to tangible assets (non-GAAP)	8.5%	11.2%
Tier 1 leverage ratio (1)	10.4%	11.3%
Tier 1 risk-based capital ratio (1)	15.2%	21.6%
Total risk-based capital ratio (1)	16.4%	22.8%

Other Information
Full-time equivalent employees	355	324
Banking	285	283
Mortgage	64	34
Investments	6	7
Number of full-service offices	29	21
Mortgage loan offices	12	11
Investment offices	4	3

(1) March 31, 2013 consolidated ratios are estimated and may be subject to change pending the filing of the call report; all other periods are presented as filed.

Heritage Financial Group, Inc.	Page 3 of 6
First Quarter 2013 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison for the Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Income Statement Data
Interest income
Loans	$13,369	$15,084	$13,067	$10,532	$10,147
Loans held for sale	504	238	342	204	182
Securities - taxable	866	762	924	1,016	979
Securities - nontaxable	285	232	298	295	299
Federal funds sold	1	9	3	4	15
Interest-bearing deposits in banks	22	26	17	26	37
Total interest income	15,047	16,351	14,651	12,077	11,659
Interest expense
Deposits	1,054	1,108	1,257	1,246	1,263
Other borrowings	749	713	681	672	672
Total interest expense	1,803	1,821	1,938	1,918	1,935
Net interest income	13,244	14,530	12,713	10,159	9,724
Provision for loan losses	450	600	750	750	400
Provision for loan losses - FDIC acquired covered	35	1,907	1,172	338	-
Provision for loan losses - FDIC acquired non covered	-	-	12	3	-
Net interest income after provision for loan losses	12,759	12,023	10,779	9,068	9,324
Non-interest income
Service charges on deposit accounts	1,154	1,307	1,285	1,135	1,020
Bankcard services income	762	794	783	831	824
Other service charges, fees & commissions	99	89	80	73	85
Brokerage fees	481	463	467	462	446
Mortgage banking activities	1,793	1,451	1,689	938	689
Bank owned life insurance	202	210	210	211	140
Life insurance proceeds	-	-	-	-	-
Gain on sale of securities	-	1,285	1,484	27	42
Gain (loss) on acquisitions	4,188	-	(90)	34	0
Accretion of FDIC loss-share receivable	(2,963)	(2,792)	(1,606)	(133)	(498)
Other	94	66	59	101	35
Total non-interest income	5,810	2,873	4,361	3,679	2,783
Non-interest expense
Salaries and employee benefits	6,430	6,167	6,380	5,460	5,536
Equipment and occupancy	1,666	1,597	1,317	1,395	1,324
Advertising & marketing	187	147	114	214	180
Professional fees	215	387	354	340	238
Information services expenses	1,182	1,184	1,240	1,163	1,052
(Gain) loss on sale and write-downs of other real estate owned	(25)	277	90	(141)	(7)
Loss (gain) on sale and write-downs of FDIC acquired other real estate	24	(204)	(33)	(249)	174
Foreclosed asset expenses	215	353	177	218	221
Foreclosed FDIC acquired asset expenses	421	575	563	466	162
FDIC insurance and other regulatory fees	256	252	276	265	245
Acquisition related expenses	792	3	14	69	331
Deposit intangible expense	194	191	194	195	201
Other operating	1,233	1,166	1,292	1,279	1,144
Total non-interest expense	12,790	12,095	11,978	10,674	10,801
Income before taxes	5,779	2,801	3,162	2,073	1,306
Applicable income tax	1,851	373	1,164	713	335
Net income	$3,928	$2,428	$1,998	$1,360	$971

Weighted average shares - basic	7,526,344	7,720,839	7,942,852	8,071,354	8,144,382
Weighted average shares - diluted	7,528,522	7,722,867	7,944,983	8,072,935	8,145,730

Basic earnings per share	$0.52	$0.31	$0.25	$0.17	$0.12
Diluted earnings per share	0.52	0.31	0.25	0.17	0.12
Cash dividend declared per share	-	0.24	0.04	0.04	0.04

Heritage Financial Group, Inc.	Page 4 of 6
First Quarter 2013 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Balance Sheet Data (at period end)
Total loans	$752,866	$670,004	$634,932	$605,001	$562,495
Loans held for sale	18,905	15,608	7,236	6,017	4,731
Covered loans	65,815	72,425	78,757	87,386	95,493
Allowance for loan losses	9,105	9,061	8,530	8,099	7,629
Total other real estate owned	13,851	12,709	11,458	9,290	12,092
Covered other real estate owned	9,460	9,467	9,457	7,571	8,445
FDIC loss-share receivable	52,012	60,731	67,698	76,294	82,925
Intangible assets	4,666	4,235	4,426	4,621	4,647
Total assets	1,370,550	1,097,506	1,054,899	1,063,426	1,075,510
Non-interest-bearing deposits	151,709	116,272	108,767	87,815	88,582
Interest-bearing deposits	943,850	753,282	736,312	772,453	780,161
Federal home loan bank advances	97,068	60,000	35,000	35,000	35,000
Federal funds purchased and securities sold under agreement to repurchase	39,393	33,219	35,833	31,746	37,227
Stockholders' equity	120,655	120,649	121,793	123,291	125,067

Total shares outstanding	7,881,260	8,172,486	8,229,955	8,490,247	8,668,752
Unearned ESOP shares	372,511	385,836	399,162	412,487	425,813
Total shares outstanding net of unearned ESOP	7,508,749	7,786,650	7,830,793	8,077,760	8,242,939

Book value per share	$16.07	$15.49	$15.55	$15.26	$15.17
Book value per share including unearned ESOP (non-GAAP)	15.31	14.76	14.80	14.52	14.43
Tangible book value per share (non-GAAP)	15.45	14.95	14.99	14.69	14.61
Tangible book value per share including unearned ESOP (non-GAAP)	14.72	14.24	14.26	13.98	13.89
Market value per share	14.48	13.79	13.14	12.87	11.82

	Five Quarter Comparison
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Average Balance Sheet Data
Average interest-bearing deposits in banks	$43,824	$29,422	$19,343	$21,897	$37,999
Average federal funds sold	1,789	12,842	5,471	6,038	22,363
Average investment securities	237,729	211,524	235,862	252,894	257,863
Average loans	685,388	647,476	625,464	583,366	560,385
Average mortgage loans held for sale	13,827	11,161	6,198	5,519	4,550
Average FDIC Loss-Share Receivable	59,252	65,534	74,045	79,812	84,017
Average earning assets	982,247	912,134	883,319	869,393	883,160
Average assets	1,148,846	1,087,078	1,070,130	1,053,140	1,074,260
Average noninterest-bearing deposits	119,059	115,014	94,453	89,763	84,920
Average interest-bearing deposits	797,146	747,632	768,247	760,409	784,944
Average total deposits	916,205	862,646	862,700	850,172	869,864
Average federal funds purchased and securities sold under agreement to repurchase	34,273	34,324	33,916	32,043	33,822
Average Federal Home Loan Bank advances	65,965	50,489	35,326	35,000	35,000
Average interest-bearing liabilities	797,146	747,632	837,489	827,452	853,766
Average stockholders' equity	120,800	122,927	124,884	125,083	125,503

Performance Ratios
Annualized return on average assets	1.37%	0.89%	0.75%	0.52%	0.36%
Annualized return on average equity	13.01%	7.90%	6.40%	4.35%	3.09%
Net interest margin	5.51%	6.37%	5.77%	4.75%	4.49%
Net interest spread	5.44%	6.30%	5.72%	4.70%	4.46%
Efficiency ratio	80.22%	69.50%	70.15%	77.14%	86.36%

Capital Ratios
Average stockholders' equity to average assets	10.5%	11.3%	11.7%	11.9%	11.7%
Tangible equity to tangible assets (non-GAAP)	8.5%	10.6%	11.2%	11.2%	11.2%
Tier 1 leverage ratio	10.4%	11.0%	10.9%	11.3%	11.3%
Tier 1 risk-based capital ratio	15.2%	17.2%	18.0%	19.1%	21.6%
Total risk-based capital ratio	16.4%	18.4%	19.2%	20.3%	22.8%

Other Information
Full-time equivalent employees	355	321	316	319	324
Banking	285	264	270	279	283
Mortgage	64	50	39	33	34
Investments	6	7	7	7	7
Number of full-service offices	29	20	23	22	21
Mortgage loan offices	12	13	11	11	11
Investment offices	4	4	4	3	3

Heritage Financial Group, Inc.	Page 5 of 6
First Quarter 2013 Earnings Release Supplement
(Dollars in thousands)

	Three Months Ended
	March 31,
	2013	2012
Loans by Type
Construction and land	$37,659	$24,375
Farmland	20,749	17,150
Permanent 1 - 4	163,302	132,172
Permanent 1 - 4 - junior liens and revolving	28,852	25,220
Multifamily	24,280	18,577
Nonresidential	225,946	150,492
Commercial business	83,015	59,697
Consumer and other	19,931	21,935
	603,734	449,618
Loans acquired through FDIC-assisted acquisitions:
Non covered	83,317	17,384
Covered	65,815	95,493
	149,132	112,877
	752,866	562,495

OREO (excluding assets acquired through FDIC-assisted acquisitions):	3,028	2,992

OREO assets acquired through FDIC-assisted acquisitions:
Non Covered	1,363	655
Covered	9,460	8,445
	13,851	12,092

Asset Quality Data (excluding assets acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.51%	1.70%
Allowance for loan losses to average loans	1.53%	1.35%
Allowance for loan losses to non-performing loans	71.56%	71.44%
Accruing past due loans	$1,316	$452
Nonaccrual loans	12,723	10,681
Loans - 90 days past due & still accruing	-	-
Total non-performing loans	12,723	10,681
OREO and repossessed assets	3,028	2,992
Total non-performing assets	15,751	13,673
Non-performing loans to total loans	2.11%	2.38%
Non-performing assets to total assets	1.15%	1.27%
QTD Net charge-offs to average loans (annualized)	0.27%	0.24%
Net charge-offs QTD	$406	$265
YTD Net charge-offs to average loans	0.07%	0.06%
Net charge-offs YTD	$406	$265

Trouble debt restructuring - nonaccrual	$4,593	$6,679
Trouble debt restructuring - accruing	2,023	3,514
Total trouble debt restructuring	6,616	10,193

Total criticized assets	25,474	32,782
Total classified assets	$22,118	$25,629

Heritage Financial Group, Inc.	Page 6 of 6
First Quarter 2013 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison for the Quarter Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Loans by Type
Construction and land	$37,659	$33,340	$30,010	$31,134	$24,375
Farmland	20,749	20,141	20,298	18,121	17,150
Permanent 1 - 4	163,302	161,883	157,551	148,162	132,172
Permanent 1 - 4 - junior liens and revolving	28,852	27,345	25,507	25,289	25,220
Multifamily	24,280	21,293	19,805	19,639	18,577
Nonresidential	225,946	212,570	193,392	177,307	150,492
Commercial business	83,015	83,659	68,800	58,589	59,697
Consumer and other	19,931	25,498	26,521	24,172	21,935
	603,734	585,729	541,884	502,413	449,618

Loans acquired through FDIC-assisted acquisitions:
Non covered	83,317	11,850	14,291	15,202	17,384
Covered	65,815	72,425	78,757	87,386	95,493
	752,866	670,004	634,932	605,001	562,495

Asset Quality Data (excluding Loans acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.51%	1.55%	1.57%	1.61%	1.70%
Allowance for loan losses to average loans	1.53%	1.62%	1.61%	1.70%	1.35%
Allowance for loan losses to non-performing loans	71.56%	61.73%	52.15%	81.27%	71.42%
Accruing past due loans	$1,316	$2,131	$1,038	$3,215	$452
Nonaccrual loans	12,723	14,678	16,358	9,965	10,681
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	12,723	14,678	16,358	9,965	10,681
OREO and repossessed assets	3,028	2,650	1,403	1,519	2,992
Total non-performing assets	15,751	17,328	17,761	11,484	13,673
Non-performing loans to total loans	2.11%	2.51%	3.02%	1.98%	2.38%
Non-performing assets to total assets	1.15%	1.58%	1.68%	1.08%	1.75%
Net charge-offs to average loans (annualized)	0.27%	0.05%	0.24%	0.23%	0.24%
Net charge-offs	$406	$68	$320	$279	$265

Note:
Certain prior-period amounts have been reclassified to conform with current presentation.

Loans acquired through FDIC-assisted acquisitions include loans acquired in the acquisition of The Tattnall Bank in December of 2009, the acquisition of Citizens Bank of Effingham in February 2011, First Southern National Bank in August 2011, and Frontier Bank in March 2013.  The acquisitions of The Tattnall Bank and Frontier Bank did not involve loss-share agreements with the FDIC.  The acquisitions of Citizens Bank of Effingham and First Southern National Bank involved loss-share agreements in which the FDIC will, for a specified number of years, reimburse the Bank for 80% of all losses and related expenses on covered assets.